UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009 (September 22, 2009)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On September 22, 2009, the Peruvian Branch of Southern Copper Corporation or SCC, filed a communication with the Peruvian Securities and Exchange Commission and the Lima Stock Exchange announcing a decision of a civil court in the Garcia Ataucuri labor share litigation reported in the 2008 report on Form 10-K and the First and Second Quarter 2009 Reports on Form 10-Q, and reports of previous years.

On June 5, 2009 SCC’s Peruvian Branch announced that the Peruvian Supreme Court had rendered a decision in the litigation commenced in 1996 by Mr. Garcia Ataucuri and approximately 800 former employees of SCC’s Peruvian Branch ordering the Peruvian Branch to deliver a substantial number of “labor shares” (acciones laborales) of SCC’s Peruvian Branch plus dividends on such shares to former employees.

On June 9, 2009 SCC’s Peruvian Branch filed an extraordinary appeal before a civil court in Peru seeking the nullity of the Supreme Court decision and other protective measures. The civil court has now rendered a favorable decision suspending the enforcement of the Supreme Court decision, among other reasons, because the Supreme Court decision had clearly stated that SCC’s Peruvian Branch may prove, by all legal means, its assertion that the labor shares and dividends were distributed to the former employees in accordance with the profit sharing law then in effect, assertion which SCC’s Peruvian Branch continues to make. In view of this and the recent civil court decision, SCC’s Peruvian Branch continues to analyze the manner in which the Supreme Court decision may be enforced or what financial impact, if any, said decision may have.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Jose N. Chirinos
Name:	Jose N. Chirinos
Title:	Comptroller

Date: September 28, 2009